As filed with the Securities and Exchange Commission on November 10, 2011

Post-Effective Amendment No. 1 to Registration Statements on Form S-3 (No. 333-116758)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DT SALE Corp.

(Exact name of Registrant as specified in its charter)

California	33-0033759
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18030 Brookhurst PMB 373

Fountain Valley, California 92708

(714) 721- 6139

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen J. Vukadinovich

President and Chief Financial Officer

DT Sale Corp.

18030 Brookhurst PMB 373

Fountain Valley, California 92708

(714) 721- 6139

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Perry S. Patterson, Esquire

Buchanan Ingersoll & Rooney PC

One Oxford Centre

301 Grant Street, 20th Floor

Pittsburgh, Pennsylvania 15219-1410

(412) 562-8445

(Approximate date of commencement of proposed sale to the public: Not Applicable)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF COMMON STOCK

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-116758) of DT Sale Corp. (formerly known as “DPAC Technologies Corp.” and as “Dense-Pac Microsystems, Inc.”), a California corporation (the “Company”), pertaining to the registration for resale by the holders thereof of 4,998,877 shares of common stock of the Company, without par value (the “Company Common Stock”), which was originally filed with the Securities and Exchange Commission on June 22, 2004, as amended, and further amended by Pre-Effective Amendment No. 1 filed on July 12, 2004 and Pre-Effective Amendment No. 2 filed on July 13, 2004 (the “Registration Statement”).

The Company has terminated all offerings of Company Common Stock pursuant to its existing registration statements, including the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of Company Common Stock which remain unsold at the termination of the offering, the Company hereby removes from registration all shares of Company Common Stock registered under the Registration Statement which remain unsold as of the filing of this Post-Effective Amendment No. 1 to Form S-3 Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fountain Valley, State of California, on this 10th day of November, 2011.

DT SALE CORP.

By:	/s/ Stephen J. Vukadinovich
Stephen J. Vukadinovich President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on this 10th day of November, 2011.

Signature	Capacity

/s/ Stephen J. Vukadinovich Stephen J. Vukadinovich	President, Chief Financial Officer and Secretary (Principal Executive Officer and Principal Financial Officer)

/s/ William Roberts William Roberts	Director

/s/ James Bole James Bole	Director